FORM F-4

                    QUARTERLY REPORT UNDER SECTION 13 OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                    FOR THE QUARTER ENDED SEPTEMBER 30, 1996


                F. D. I. C. INSURANCE CERTIFICATE NUMBER 22221-6

                            SUSSEX COUNTY STATE BANK

                                  399 ROUTE 23

                           FRANKLIN, NEW JERSEY 07416

                                 (201) 827-2914


Indicate by check mark whether the Bank (1) has filed all reports required to be filed by Section 13 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Bank was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.


                               (1) YES [X] NO [ ]

                               (2) YES [X] NO [ ]


                 672,460 SHARES OF $2.50 PAR VALUE COMMON STOCK
                             OUTSTANDING AT 10/09/96

ITEM 2: MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FINANCIAL CONDITION

The changes in Sussex County State Bank's balance sheet during the third quarter of 1996 are detailed in the following analysis. The $10.9 million increase in our loan portfolio is primarily attributable to the offering of competitive interest rates on Home Equity products and mortgages in the 15 year category. Also the decrease that is reflective in the federal funds sold category is synonomous with the increase in our loan portfolio as well. Total Stockholders Equity reflects an increase of $381 thousand which reflects a 3% stock dividend paid to shareholders in May, and also includes our shareholders enrollment in the Bank's Dividend Reinvestment Plan and as it relates to Undivided Profits results from year-to-date earnings of $440 thousand less a cash dividend payment of $154 thousand or $.23 per share. As it relates to unrealized gain on securities available-for-sale, there was a $328 thousand decrease.

RESULTS OF OPERATIONS

For the nine months ended September 30, 1996, net income was $440 thousand, representing a $25 thousand increase from the $415 thousand earned during the same period last year. This is primarily attributable to higher net interest income coupled with higher non-interest income. This is primarily the result of growth in the Bank's loan portfolio.

Interest Expense on deposits has increased by $394 thousand as compared to the same period last year. This is attributable to our increase in Time Deposits by offering competitive rates.

Also our Provision for Loan Loss has increased $55 thousand as compared to the same period last year. The primary reason is due to the increase in our loan portfolio.

Salaries and employee benefits shows an increase of $52 thousand which is the combination of a salary program instituted and an increase in enrollment in our 401K program.

                            SUSSEX COUNTY STATE BANK
                                  BALANCE SHEET
                 AS OF SEPTEMBER 30, 1996 AND DECEMBER 31, 1995
                                  (000 Omitted)

                                                                Sept. 30,    Dec. 31,
ASSETS                                                            1996        1995
                                                                  ----        ----
Cash and due from banks:
     (1) interest bearing deposits .........................   $      0    $      0
     (2) non-interest bearing deposits and cash ............      5,291       3,652
U. S. Treasury securities and securities of U. S. Government
      agencies - AFS .......................................     22,116      21,564
Obligations of states and political subdivisions - HTM .....      1,690       2,142
Federal Funds Sold .........................................      1,575      10,550
Loans, less reserve for loan losses and unearned discount ..     63,026      52,148
Bank premises and equipment, net ...........................      2,212       2,307
Accrued interest receivable ................................        688         582
Other assets ...............................................      2,180       1,925
                                                               --------    --------
       TOTALS ..............................................   $ 98,778    $ 94,870
                                                               ========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Demand deposits .......................................   $ 13,648    $ 13,010
     Savings deposits ......................................     27,042      26,451
     Time deposits .........................................     49,351      46,464
                                                               --------    --------
       Total Deposits ......................................   $ 90,041    $ 85,925
                                                               --------    --------
     Accrued interest payable ..............................        886         679
     Other Liabilities......................................        189         657
                                                               --------    --------
       Total Liabilities ...................................   $  1,075    $ 87,262
                                                               --------    --------

Stockholders' Equity:
     Common stock, $2.50 par value;
       2,000,000 shares authorized,
       672,460 shares outstanding ..........................   $  1,681    $  1,618
     Surplus ...............................................      3,278       2,914
     Undivided profits .....................................      2,977       3,023
     Unrealized gain (loss) net on AFS .....................       (274)         54
                                                               --------    --------
       Total Stockholders' Equity ..........................   $  7,662    $  7,609
                                                               --------    --------
       TOTALS ..............................................   $ 98,778    $ 94,870
                                                               ========    ========

                                                      SUSSEX COUNTY STATE BANK
                                                        STATEMENTS OF INCOME
                                        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                                            (000 Omitted)

                                                                Qtr. Ending      Qtr. Ending       Year-to-date      Year-to-date
                                                               Sept 30, 1996    Sept 30, 1995     Sept 30, 1996     Sept 30, 1995
                                                               -------------    -------------     -------------     -------------
Interest Income:
   Interest and fees on loans ..............................      $1,262            $1,145            $3,652            $3,429
   Interest on investment securities
      U. S. Treasury securities and
      securities of U. S. Government agencies...............         361               264             1,140               691
      Obligations of states and
      political subdivisions ...............................           6                46                31               141
   Interest on balances due from
      depository institutions ..............................           0                 0                 0                 2
   Other interest income, federal
      funds sold ...........................................          26               112               159               184
                                                                  ------            ------            ------            ------
             Total Interest Income .........................      $1,655            $1,567            $4,982            $4,447

Interest Expense, interest on deposits .....................         654               629             1,990             1,596
                                                                  ------            ------            ------            ------
  Net Interest Income ......................................      $1,001            $  938            $2,992            $2,851
  Provision for loan losses ................................          45                15                85                30
                                                                  ------            ------            ------            ------
             Net Interest Income After Provision
             for Loan Losses ...............................      $  956            $  923            $2,907            $2,821
                                                                  ------            ------            ------            ------
Other Income:
   Service charges on deposit
      accounts .............................................      $  130            $  139            $  385            $  392
   Other Operating Income ..................................          26                12               120               101
                                                                  ------            ------            ------            ------
             Total Other Income ............................      $  156            $  151            $  505            $  493

Other Expenses:
   Salaries and employees' benefits ........................      $  440            $  403            $1,284            $1,231
   Net occupancy expense of premises
     and furniture .........................................         159               161               515               497
   Other expenses ..........................................         287               371               904             1,021
                                                                  ------            ------            ------            ------
             Total Other Expenses ..........................      $  886            $  935            $2,703            $2,749
                                                                  ------            ------            ------            ------
   Income Before Income Tax Expense ........................      $  226            $  139               709               565
   Income tax expense ......................................          87                 8               269               150
                                                                  ------             ------            ------            ------
             Income ........................................      $  139            $  131            $  440            $  415
                                                                  ------            ------            ------            ------

   Earnings per Share, Net Income ..........................      $  .21            $  .20            $  .67            $  .64
                                                                  ------            ------            ------            ------

Calculation
1995 - Average share's outstanding - 644,402/income = Earnings per Share 1996 - Average share's outstanding - 659,821/income = Earnings per Share

                                             SUSSEX COUNTY STATE BANK
                                   STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                  FOR THE SIX MONTHS ENDED SEPT 30, 1996 AND 1995
                                                   (000 Omitted)

                                                                                                            Unrealized
                                                                                                               Gain          Total
                                                               Common                        Undivided        (Loss)        Equity
                                                               Stock          Surplus         Profits         on AFS        Capital
                                                               -----          -------         -------         ------        -------
BALANCES - January 1, 1996 ...........................        $ 1,618         $ 2,914         $ 3,023        $    54        $ 7,609

  Net Income - for six months
  ended Sept 30, 1996 ................................                                            440                           440
  Stock Dividends ....................................             62             360                                           422
  Cash Dividends .....................................                                           (486)                         (486)
  Unrealized Gain (Loss) AFS Net .....................                                                          (328)          (328)
  Stock Option .......................................              1               4                                             5
                                                              -------         -------         -------        -------        -------
BALANCES - Sept 30, 1996 .............................        $ 1,681         $ 3,278         $ 2,977        $  (274)       $ 7,662
                                                              -------         -------         -------        -------        -------


BALANCES - January 1, 1995 ...........................        $ 1,591         $ 2,813         $ 2,818        $  (577)       $ 6,645


  Net Income - for six months
  ended June 30, 1995 ................................                                            415                           415
  Stock Dividends ....................................             20              68                                            88
  Cash Dividends .....................................                                           (211)                         (211)
  Unrealized Gain (Loss) AFS Net .....................                                                           485            485
                                                              =======         =======         =======        =======        =======
BALANCES - June 30, 1995 .............................        $ 1,611         $ 2,881         $ 3,022            (92)       $ 7,422
                                                              =======         =======         =======        =======        =======

                                 SUSSEX COUNTY STATE BANK
                                  STATEMENT OF CASH FLOWS
                   NINE MONTHS ENDED SEPT 30, 1996 AND DECEMBER 31, 1995
                                       (000 Omitted)

                                                                  Sept 1996     Dec. 1995
                                                                  ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income ....................................................   $    440    $    501
Adjustments  to reconcile net income to net cash
provided by (used in) operating  activities:
   Depreciation and amortization ..............................        195         343
   Provision for possible loan losses .........................         85          64
   Premium amortization (discount accretion)
     on investment securities, net ............................         25         127
   Accretion of Loan origination and
     commitment fees ..........................................        (26)        (40)
Loss on sale of investment securities .........................          9        --
Loss on sale of other real estate .............................        (14)          2
   Deferred Federal income tax benefit increase ...............         59          (6)
   Decrease in accrued interest receivable ....................       (106)          3
   Decrease in other assets ...................................       (132)       (385)
   Decrease in accrued interest and other liabilities .........       (261)        834
                                                                  --------    --------
                      Total Adjustments .......................       (184)        942

         Net cash provided by operating activities.............   $    256    $  1,443
                                                                  --------    --------

CASH FLOW FROM INVESTING ACTIVITIES:
  Proceeds from maturities of investment/
   sale of investments securities - AFS .......................   $  9,498    $ 11,280
  Proceeds from maturities of investment securities - HTM .....      1,671       5,366
  Purchases of investment securities - HTM ....................     (1,220)     (2,171)
  Purchases of investment securities - AFS ....................    (10,526)    (16,627)
  Proceeds from sale of other real estate .....................          0         698
  Net increase in other real estate ...........................          0         (13)
  Net (increase) decrease in loans ............................    (10,818)     (1,164)
  Capital expenditures ........................................       (100)       (304)
                                                                  --------    --------
         Net cash provided by investing activities ............   $(11,555)   $ (2,935)
                                                                  --------    --------

                                 SUSSEX COUNTY STATE BANK
                                  STATEMENT OF CASH FLOWS
                   NINE MONTHS ENDED SEPT 30, 1996 AND DECEMBER 31, 1995
                                       (000 Omitted)
                                       (continued)

                                                                  Sept 1996     Dec. 1995
                                                                  ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease)in demand
   deposit and savings accounts ...............................   $  1,228    $ (1,778)
  Net increase (decrease) in time deposits ....................      2,890      12,616
  Payment of dividends ........................................       (154)       (169)
                                                                  --------    --------
         Net cash provided by financing activities ............   $  3,964    $ 10,669
                                                                  --------    --------
         Net increase in cash and cash equivalent .............   $ (7,335)   $  9,177

Cash and cash equivalents, beginning of year ..................   $ 14,202    $  5,025
                                                                  --------    --------
Cash and cash equivalents, end of quarter .....................   $  6,867    $ 14,202
                                                                  --------    --------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for:
    Interest ..................................................   $  1,890    $  1,715
    Income taxes ..............................................        186         201
                                                                  --------    --------

                                        SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   SUSSEX COUNTY STATE BANK



Date                                     /s/Donald L. Kovach
                                            ----------------
                                            Donald L. Kovach
                                            President/CEO







Date                                     /s/Candace Leatham
                                            ---------------
                                            Candace Leatham
                                            Vice President & Treasurer